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                                                         EXHIBIT 10.42

                            PROMISSORY NOTE

U.S. $16,000,000                           Dated as of:  March 8, 1994


     FOR VALUE RECEIVED, the undersigned, ENRON GAS & OIL TRINIDAD LIMITED, a company organized and existing under the laws of Trinidad & Tobago (the "Borrower"), HEREBY PROMISES TO PAY to the order of CARIBBEAN REGIONAL DEVELOPMENT INVESTMENT TRUST (the "Lender") for the account of its Lending Office (as defined in the Credit Agreement referred to below) the principal sum of SIXTEEN MILLION UNITED STATES DOLLARS (U.S. $16,000,000).

     The Borrower agrees to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to the Lender at its Lending Office (as defined in the Credit Agreement), in same day funds, free and clear of and without deduction for any and all present and future Taxes as set forth in the Credit Agreement.

     This Promissory Note is one of the Notes referred to in, and is entitled to the benefits and guaranties of, the Credit Agreement dated as of March 8, 1994 (the "Credit Agreement"), between the Borrower and the Lender. The Credit Agreement, among other things, (i) provides for the making of advances (the "Advances") by the Lender to Borrower from time to time, the indebtedness of the Borrower resulting from one such Advance being evidenced by this Promissory Note, and
(ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     The parties hereto, including the makers and endorsers of this Promissory Note, hereby waive protest and severally agree that the holder of this Promissory Note may extend the time of payment, or release any collateral held, with or without notice to all or to any of the parties hereto, and that thereafter all parties hereto will remain liable hereon, as if they, and each of them, has expressly consented to such extension or release.

     The undersigned hereby waives presentment, demand and notice of non-payment. The undersigned acknowledges receipt of a true and exact copy of this Promissory Note.

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     This Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Puerto Rico.

                                    ENRON GAS & OIL TRINIDAD LIMITED



                                By:
                              Name: W. C. Wilson
                             Title: Director